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                                                                     Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting parts of this Post Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 17, 1995, relating to the financial statements and financial highlights appearing in the August 31, 1995 Annual Reports to Shareholders of John Hancock Pacific Basin Equities Fund, John Hancock Global Rx Fund and John Hancock Retail Fund, which appear in such Statements of Additional Information and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in the Statements of Additional Information and to the references to us under the headings "The Fund's Financial Highlights" in the Prospectuses.

/s/ PRICE WATERHOUSE LLP
------------------------
Boston, Massachusetts
December 19, 1995